AMENDED AND RESTATED

BY-LAWS

OF

PERMANENT PORTFOLIO FAMILY OF FUNDS, INC.

A MARYLAND CORPORATION

(as amended and restated as of March 20, 2005)

TABLE OF CONTENTS

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ARTICLE I

OFFICES

                         Section 1. Principal Office. The principal office shall be in the City of Baltimore, State of Maryland.

                         Section 2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Maryland as the Board of Directors may from time to time determine or the business of the Corporation may require.

                         Section 3. Change in Location or Number of Offices. The Board of Directors may change any office from one location to another or eliminate any office or offices provided that its principal office is always within the State of Maryland.

ARTICLE II

MEETINGS OF STOCKHOLDERS

                          Section 1. Place of Meetings. Meetings of the stockholders shall be held at any place within the United States designated from time to time by the Board of Directors or the Board of Directors may determine that the meeting not be held at any place but instead be held by means of remote communication. At the request of a stockholder, the Board of Directors shall provide a place for the meeting of the stockholders.

                         Section 2. Annual Meetings. An annual meeting of the stockholders shall be held no later than the fourth month following the end of the fiscal year of the Corporation at a date and time set by the Board of Directors or Executive Committee, if any, at which the stockholders shall elect a Board of Directors and may transact any business within the powers of the Corporation; provided that the failure to hold the annual meeting shall not work a forfeiture or otherwise affect valid corporate acts. Any business of the Corporation may be transacted at the annual meeting without being specially designated in the notice, except such business as is specifically required by statute to be stated in the notice. Notwithstanding the foregoing, the Corporation is not required to hold an annual meeting in any year in which the election of directors is not required to be acted upon under the Investment Company Act of 1940, as amended.

                         Section 3. Special Meetings.

            (a)       Special meetings of the stockholders may be called by a majority of the Board of Directors by a vote at a meeting or by written consent without a meeting, the Executive Committee, if any, the Chairman of the Board, if any, or by the President, a Vice President or the Secretary.

            (b)       Special meetings of stockholders shall be called by the Secretary upon the written request of the holders of shares entitled to cast not less than twenty-five percent (25%) of all the votes entitled to be cast at such meeting provided all of the requirements of this section have been satisfied. All requests shall state the purpose or purposes of such meeting and the matters proposed to be acted on thereat. The Secretary shall inform such stockholders of the reasonably estimated cost of preparing and mailing a notice of the special meeting to all stockholders entitled to receive such notice, and upon payment to the Corporation of such costs the Secretary shall give notice of such meeting to all stockholders entitled to notice of the meeting.

            (c)       No business may be transacted at a special meeting unless the nature thereof was stated in the notice of such meeting.

            (d)       The Secretary need not call a special meeting upon the request of stockholders entitled to cast less than a majority of all votes entitled to be cast at such meeting, if the purpose of the special meeting is to consider any matter which is substantially the same as a matter which was voted upon at any special meeting of the stockholders held during the preceding twelve months.

            (e)       The Board of Directors shall have sole power to fix the date and time of, and the means of remote communication, if any, by which stockholders and proxy holders may be considered present in person and may vote at, the special meeting.

                         Section 4. Meetings by Remote Communication.

            (a)       At the discretion of the Board of Directors and subject to any guidelines and procedures that the Board of Directors may adopt from time to time, stockholders and proxy holders not physically present at a meeting of the stockholders, by means of remote communication may participate in the meeting of the stockholders and may be considered present in person and may vote at the meeting of the stockholders, whether the meeting is held at a designated place or solely by means of remote communication. The Corporation shall implement reasonable measures to verify that each person considered present and authorized to vote at the meeting by means of remote communication is a stockholder or proxy holder, the Corporation shall implement reasonable measures to provide the stockholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with the proceedings and in the event any stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of the vote or other action shall be maintained by the Corporation.

                         Section 5. Notice of Meetings.

            (a)       Whenever any meeting of the stockholders is to be held, notice in writing or by electronic transmission of such meeting shall be given in the manner prescribed in Article VI, not less than ten (10) nor more than ninety (90) days before the date thereof, to each stockholder entitled to vote at such meeting, and to each stockholder entitled to notice thereof. The notice shall state the time of the meeting, the place of the meeting, if any, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and may vote at the meeting and, if the meeting is a special meeting or notice of the purpose is required by statute, the purpose of the meeting.

            (b)       Notice need not be given of an adjourned meeting of stockholders if the time and place thereof are announced at the meeting at which the adjournment is taken, unless the adjournment is for more than one-hundred and twenty (120) days after the original record date.

                         Section 6. Quorum. At any meeting of stockholders the presence, in person or by proxy, of stockholders entitled to cast one-third of the votes thereat shall constitute a quorum.

                         Section 7. Adjournment. Whether or not a quorum is present, the chairman of the meeting or the holders of a majority of shares entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time to a date not more than one-hundred and twenty (120) days after the original record date, without notice other than announcement at the meeting. At any such adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the original meeting.

                         Section 8. Voting Rights.

            (a)       Unless otherwise required by these By-laws or by statute, a majority of the votes cast at a meeting of stockholders, duly called and at which a quorum is present, shall be sufficient to approve any matter which may properly come before a meeting.

            (b)       Each outstanding share of stock having voting power shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders.

                         Section 9. Proxies. A stockholder may vote the shares owned of record by him either in person or by proxy. A stockholder may authorize another person to act as proxy for the stockholder by: (i) the stockholder, or the stockholder’s authorized agent, signing, or causing the stockholder’s signature to be affixed by facsimile signature or any other reasonable means to, a writing authorizing another person to act as the stockholder’s proxy; or (ii) transmitting, or authorizing the transmission of, an authorization for the person to act as proxy to the person so authorized or any other person authorized to receive the proxy authorization on behalf of such person, including a proxy solicitation firm or proxy support service organization. The authorization may be transmitted by telegram, cablegram, datagram, electronic mail, or any other electronic or telephonic means. A copy, facsimile telecommunication, or other reliable reproduction of the writing or transmission may be substituted for the original writing or transmission for any purpose for which the original writing or transmission could be used. No proxy shall be valid more than eleven (11) months after its date unless it provides for a longer period. The Board of Directors shall have the power and authority to make rules establishing presumptions as to the validity and sufficiency of proxies.

                         Section 10. Conduct of Business. Such person as the Board of Directors may have designated or, in the absence of such a person, the President of the Corporation or his or her appointee or, in his or her absence, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chairman of the meeting appoints. The chairman of any meeting of the stockholders shall determine the order of business and the procedures for conduct of business at the meeting, including regulation of the manner of voting, the conduct of discussion, the appointment of inspectors and the determination of all questions relating to the qualifications of voters, the validity of proxies, and the acceptance or rejection of votes.

        At an annual or special meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a meeting, business must be (a) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) properly brought before the meeting by or at the direction of the Board of Directors, or (c) properly brought before an annual meeting by a stockholder. For business to be properly brought before a meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days prior to the meeting; provided, however, that in the event that less than one hundred (100) days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. A stockholder’s notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. Notwithstanding anything in these By-laws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in this Section 9. The chairman of a meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 9, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

                         Section 11. Action Without a Meeting. Any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting, if a unanimous consent setting forth such action is given in writing or by electronic transmission by each stockholder entitled to vote on the subject matter thereof and is filed in paper or electronic form with the records of stockholders meetings.

ARTICLE III

DIRECTORS

                         Section 1. Function of the Board.

            (a)       The business and affairs of the Corporation shall be managed under the direction of its Board of Directors, which may exercise all of the powers of the Corporation, except such as are by statute or by the Articles of Incorporation of the Corporation (the “Articles of Incorporation”) or by these By-laws, as the same may from time to time be amended (the “By-laws”), conferred on or reserved to the stockholders.

                         Section 2. Number and Qualifications of Directors.

            (a)       The number of directors of the Corporation shall be four. By vote of a majority of the entire Board of Directors, the number of directors fixed by the Articles of Incorporation or by these By-laws may be increased or decreased from time to time but in no event shall the number of directors be greater than nine or fewer than three. The tenure of office of a director shall not be affected by any reduction in the number of directors made by the Board of Directors.

            (b)       No member of the Board of Directors need be a stockholder of the Corporation or a resident of the State of Maryland. The Board of Directors may elect a director as Chairman of the Board. The Chairman, if one is elected, shall preside at all meetings of the Board of Directors and of the stockholders at which he or she is present. The Chairman shall perform such duties and have such powers as are assigned by the Board of Directors. The Chairman shall not be considered an officer of the Corporation for any purposes.

                         Section 3. Election of Directors. At each annual meeting of stockholders, the stockholders shall elect directors to hold office until the next annual meeting or until their successors shall be duly elected and qualified. Directors shall be elected by vote of the holders of a plurality of the shares present in person or by proxy and entitled to vote.

                         Section 4. Vacancies.

            (a)       Any vacancy occurring in the Board of Directors for any cause other than by reason of an increase in the number of directors may be filled within 30 days after such vacancy by a majority of the remaining members of the Board of Directors, whether or not such majority is less than a quorum; provided, however, that, immediately after filling any such vacancy, at least two-thirds (2/3) of the directors then holding office shall have been elected to such office by the stockholders of the Corporation. In the event that at any time less than a majority of the directors of the Corporation holding office at that time were so elected by stockholders, a meeting of stockholders shall be held promptly, and in any event within sixty (60) days, for the purpose of electing directors to fill any existing vacancies in the Board of Directors unless the Securities and Exchange Commission shall by order extend such period.

            (b)       Any vacancy occurring by reason of an increase of the number of directors may be filled by action of a majority of the entire Board of Directors.

            (c)       A director elected by the Board of Directors to fill a vacancy shall be elected to hold office until the next annual meeting of stockholders or until his successor shall be duly elected and qualified.

            (d)       Any vacancy arising as a result of the removal of a director by the stockholders may be filled by the stockholders or, if the stockholders so authorize, by the remaining director or directors, but only for the unexpired term of his predecessor in office.

                         Section 5. Removal of Directors. At any duly called meeting of the stockholders at which a quorum is present and which has been called for the purpose of removing one or more directors, the stockholders may, by the affirmative vote of the holders of a majority of the votes entitled to be cast thereon, remove any director or directors from office and may elect a successor or successors to fill any resulting vacancies for the unexpired terms of removed directors.

                         Section 6. Compensation of Directors. Directors shall receive such compensation for their services as shall from time to time be determined by the Board of Directors.

ARTICLE IV

MEETINGS OF THE BOARD OF DIRECTORS

                         Section 1. Place of Meeting. Meetings of the Board of Directors, whether regular or special, may be held at any place in or out of the State of Maryland as the directors may from time to time determine.

                         Section 2. Regular Meetings. Regular meetings of the Board of Directors may be held at such time and place or by means of remote communications and on such notice, if any, as shall from time to time be determined by the Board of Directors.

                         Section 3. Special Meetings. Special meetings of the Board of Directors may be called at any time by the Board of Directors or the Executive Committee, if any, by vote at a meeting, or by the President or by a majority of the directors or a majority of the members of the Executive Committee in writing with or without a meeting. Special meetings may be held at such time and place or by means of remote communications and on such notice, if any, as may be designated from time to time by the Board of Directors; in the absence of such designation such meetings shall be held at such places as may be designated in the call thereof.

                         Section 4. Notice of Meetings. Notice of the place and time of every meeting of the Board of Directors shall be given to each director in the manner specified in Article VI at least one (1) day prior to the date of the meeting.

                         Section 5. Quorum and Action at Meetings; Adjournment; Telephone Participation.

            (a)       At all meetings of the Board a majority of the entire Board of Directors shall constitute a quorum for the transaction of business provided that a quorum shall in no case be less than two directors and the action of a majority of the directors present at any meeting at which a quorum is present shall be the action of the Board of Directors unless the concurrence of a greater proportion is required for such action by statute, the Articles of Incorporation or these By-laws.

            (b)       If a quorum shall not be present at any meeting of directors, the directors present thereat may by a majority vote adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

            (c)       Members of the Board of Directors may participate in a meeting through the use of conference telephone or other communications devices as long as all members participating in such meeting can hear one another; provided, however, that any action which is required by applicable statute, rule or regulation to be taken by the directors in person at a meeting called for purpose must, if taken, be done in such manner.

                         Section 6. Action Without a Meeting. Any action required or any action that may be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if a written consent to such action is given in writing or by electronic transmission by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed in paper or electronic form with the minutes of proceedings of the Board of Directors or of such committee.

ARTICLE V

COMMITTEES OF DIRECTORS

                         Section 1. Designation and Power of Committees. The Board of Directors may, by resolution adopted by a majority of the authorized number of directors, appoint from among its members an Executive Committee and other committees, each composed of two or more directors, and may delegate to such committees any of the powers of the Board of Directors except as prohibited by law and except the power to increase or decrease the size of, or fill vacancies on, the Board, to remove or appoint executive officers or to dissolve or change the permanent membership of the Executive Committee, if any, and the power to make or amend the By-laws of the Corporation. The Board of Directors shall have the power at any time to change the members and to the extent permitted by law, the powers of any such committee, to fill vacancies, and to discharge any such committee.

                         Section 2. Committee Procedure. Each committee may fix rules of procedure for its business. A majority of the members of a committee shall constitute a quorum for the transaction of business and the act of a majority of those present at a meeting at which a quorum is present shall be the act of the committee. The members of a committee present at any meeting, whether or not they constitute a quorum, may appoint a director to act in the place of an absent or disqualified member. Any action required or permitted to be taken at a meeting of a committee may be taken without a meeting if a unanimous consent which sets forth the action is given in writing or by electronic transmission by each member of the committee and filed in paper or electronic form with the minutes of the committee. The members of a committee may conduct any meeting thereof by conference telephone or other communications equipment in accordance with the provisions of Section 5(c) of Article IV.

                         Section 3. Committee Minutes. The committees shall report to the Board of Directors at the Board meeting next succeeding, and any action by the committees shall be subject to revision and alteration by the Board of Directors.

ARTICLE VI

NOTICES

                         Section 1. Manner of Giving Notice. Notices shall be delivered to each stockholder by mail, electronic transmission or such other method as required or permitted by statute, in each case to the stockholder’s address as it appears on the records of the Corporation. Notice of any meeting of the Board of Directors or a Committee thereof stating the time and place shall be delivered to each director who is a member thereof at his residence or regular place of business at least twenty-four (24) hours prior to the meeting in person or by mail, electronic transmission or such other method as required or permitted by statute.

                         Section 2. Waiver of Notice. Whenever any notice of any meeting of stockholders is required to be given, a written waiver or a waiver by electronic transmission, signed by the person or persons entitled to such notice and filed with the records of the meeting, whether before or after the meeting is held, or attendance at the meeting in person or by proxy shall be deemed equivalent to the giving of such notice to such persons.

                         Section 3. Householding. Any notice given by the Corporation to a stockholder is effective if given by a single notice to all stockholders who share an address if (i) the Corporation gives notice, in writing or by electronic transmission, to the stockholder of its intent to give a single notice (“notice by household”) and (ii) the stockholder either consents to receiving a single notice or fails to object in writing within sixty (60) days after the Corporation gives such notice. A stockholder may revoke consent to notice by household by written notice to the Corporation. The Board of Directors may make such rules or regulations concerning notice by household as it determines appropriate. The provisions of this Section 3 do not limit the manner in which the Corporation otherwise may give notice to stockholders.

ARTICLE VII

OFFICERS

                         Section 1. Officers. The officers of the Corporation shall be elected by the Board of Directors and shall be a President, a Secretary, a Treasurer and a Chief Compliance Officer. The Board of Directors may also elect one or more vice-presidents, and one or more assistant secretaries and assistant treasurers. Two or more offices may be held by the same person but no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law, the Articles of Incorporation or these By-laws to be executed, acknowledged or verified by two or more officers.

                         Section 2. Election of Officers. The Board of Directors shall elect a President, a Secretary, a Treasurer and a Chief Compliance Officer.

                         Section 3. Subordinate Officers. The Board of Directors or the Executive Committee, if any, may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors or the President.

                         Section 4. Removal of Officers. The officers of the Corporation shall serve for one year or until their successors are duly elected and qualified. Any officer or agent may be removed by the Board of Directors at any time with or without cause, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed.

                         Section 5. Vacancies. If the office of any officer becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.

                         Section 6. Compensation of Officers. Officers and agents of the Corporation shall receive such compensation for their services, plus such reimbursement for their out-of-pocket expenses, as shall from time to time be determined by the Board of Directors.

                         Section 7. The President.

            (a)       The President shall act as the chief executive officer of the Corporation, shall preside at all meetings of the stockholders and, in the absence of the Chairman of the Board of Directors, or if there is none, at all meetings of the Board of Directors, shall be responsible for the administration of the Corporation, including general supervision of the policies of the Corporation and general and active management of the financial affairs of the Corporation, and shall see that all orders and resolutions of the Board of Directors are carried into effect.

            (b)       He shall execute in the corporate name all authorized deeds, mortgages, bonds, contracts or other instruments requiring a seal, under the seal of the Corporation, except in cases in which the signing or execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

                         Section 8. Vice-Presidents. The vice-presidents, if any, in the order determined by the Board of Directors shall, in the absence or disability of the President, perform the duties and exercise the powers of the President, and shall perform such other duties and have such other powers as the Board of Directors or the President may from time to time prescribe or delegate.

                         Section 9. Secretary.

            (a)       The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for any committees of the Board of Directors when required.

            (b)       The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President.

            (c)       The Secretary shall keep in safe custody the seal of the Corporation and, when authorized by the Board of Directors, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of an assistant secretary.

                         Section 10. Assistant Secretaries. The assistant secretaries, if any, in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors or the President may from time to time prescribe or delegate.

                         Section 11. Treasurer.

            (a)       The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors or the President.

            (b)       The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors or the President, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors at its regular meetings, or when the Board of Directors or the President so requires, an account of all transactions made as Treasurer and of the financial condition of the Corporation.

            (c)       If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

                         Section 12. Assistant Treasurers. The assistant treasurers, if any, in the order determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors or the President may from time to time prescribe or delegate.

                         Section 13. Chief Compliance Officer. The Chief Compliance Officer shall be responsible for administering the Corporation’s compliance policies and procedures that are reasonably designed to prevent violation of the federal securities laws by the Corporation, its investment adviser, principal underwriter, administrator and transfer agent. The election, compensation and removal of the Chief Compliance Officer shall be approved by the Corporation’s Board of Directors, including a majority of the directors of the Corporation who are not “interested persons” as defined in Section 2(a)(19) of the Investment Company Act (“Independent Directors”).

ARTICLE VIII

INDEMNIFICATION

        Each director and officer of the Corporation shall be indemnified by the Corporation to the full extent permitted under the Maryland General Corporate Law, except that such indemnity shall not protect any such person against any liability for Disabling Conduct. Disabling Conduct includes (a) liability in connection with any proceeding in which it is determined that (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty, or (ii) the director or officer actually received an improper personal benefit in money, property or services, or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful, and (b) acts or omissions which would subject the officer or director to liability to the Corporation or any security holders arising from the officer’s or director’s willful malfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. Absent a final decision on the merits by a court or other body before whom the proceeding was brought that the officer or director seeking indemnification was not liable on the merits or was not liable by reason of Disabling Conduct, the decision by the Corporation to indemnify such person must be based upon a reasonable determination, after review of the facts, by independent legal counsel in a written opinion or by the vote of a majority of a quorum of the Independent Directors who are not parties to the proceeding (“non-party Independent Directors”), that such officer or director was not liable by reason of Disabling Conduct.

        Each officer and director of the Corporation claiming indemnification within the scope of this Article VIII shall be entitled to advances from the Corporation for payment of the reasonable expenses (including attorney’s fees) incurred by him in connection with proceedings to which he is a party in the manner and to the full extent permitted under Maryland General Corporate Law without a preliminary determination as to his or her ultimate entitlement to indemnification (except as set forth below); provided, however, that the person seeking indemnification shall provide to the Corporation a written affirmation of his good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met and a written undertaking to repay any such advance, if it should ultimately be determined that the standard of conduct has not been met, and provided further that in order to advance expenses for the defense of a proceeding brought by the Corporation or its security holders at least one of the following additional conditions must be met: (a) the person seeking indemnification shall provide a security in form and amount acceptable to the Corporation for his undertaking; (b) the Corporation is insured against losses arising by reason of the advance; (c) a majority of a quorum of non-party Independent Directors, or independent legal counsel in a written opinion, shall determine, based on a review of facts readily available to the Corporation at the time the advance is proposed to be made, that there is reason to believe that the person seeking indemnification will ultimately be found to be entitled to indemnification.

        Any indemnification, or payment of expenses in advance of the final disposition of any action, suit or proceeding, shall be made promptly, and in any event within sixty (60) days, upon the written request of the director or officer. The right to indemnification and advances hereunder shall be enforceable by the director or officer in any court of competent jurisdiction, if (i) the Corporation denies such request, in whole or in part, or (ii) no disposition thereof is made within (60) days. The costs and expenses of the director or officer incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be reimbursed by the Corporation. It shall be a defense to any action for advance for expenses that (a) a determination would preclude indemnification or (b) the Corporation has not received both (i) an undertaking as required by law to repay such advances in the event it shall ultimately be determined that the standard of conduct has not been met and (ii) a written affirmation by the director or officer of such person’s good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met.

        The Corporation may purchase insurance on behalf of an officer or director protecting such person to the full extent permitted under the General Laws of the State of Maryland from liability arising from his activities as officer or director of the Corporation.

        The indemnification and advance of expenses provided hereunder shall not be deemed exclusive of any other rights to which a director or officer seeking indemnification or advance of expenses may be entitled under any law (common or statutory), or any agreement, vote of security holders or non-party Independent Directors, or other provision that is consistent with law, both as to action in an official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Corporation, shall continue as to a person who has ceased to be a director or officer, and shall inure to the benefit of heirs, executors and administrators of such person. The Corporation shall not be liable for any payment hereunder in connection with a claim made by a director or officer to the extent such director or officer has otherwise actually received payment under an insurance policy, agreement, vote or otherwise. The right to indemnification and advances for expenses conferred hereunder to directors and officers shall be a contract right and shall not be affected adversely to any director or officer by any amendment of these By-laws with respect to any action or inaction occurring prior to such amendment; provided, however, that this provision shall not confer upon any indemnitee or potential indemnitee (in his or her capacity as such) the right to consent or object to any subsequent amendment of these By-laws.

        The Corporation shall indemnify, make advances, or purchase insurance to the extent provided in this Article VIII on behalf of an employee or agent who is not an officer or director of the Corporation.

ARTICLE IX

CERTIFICATES OF STOCK

                         Section 1. Certificates of Stock.

            (a)       The Board of Directors may determine to issue certificated or uncertificated shares of capital stock. Upon the issuance of uncertificated shares of capital stock, the Corporation shall send the stockholder a written statement of the same information required above on the certificate as by the Maryland Uniform Commercial Code – Investment Securities. The Corporation shall upon request of a stockholder issue a certificate or certificates which shall represent and certify the number and kind and class of shares owned by the stockholder in the Corporation. Share certificates shall be issued in consecutive order and shall be numbered in the order in which they are issued. Each certificate shall be signed by the President or a Vice-President and countersigned by the Secretary or an assistant secretary or the Treasurer or an assistant treasurer and may be sealed with the corporate seal. The signatures may be either manual or facsimile signatures and the seal may be either facsimile or any other form of seal. In case any officer who has signed any certificate ceases to be an officer of the Corporation before the certificate is issued, the certificate may nevertheless be issued by the Corporation with the same effect as if the officer had not ceased to be such officer as of the date of its issue.

            (b)       Each stock certificate shall include on its face the name of the Corporation, the name of the stockholder or other person to whom it is issued and the class of stock and number of shares represented by the certificate, and such legends relating to restrictions in transferability or other language as shall from time to time be required by statute, by the Articles of Incorporation, by these By-laws or by the Board of Directors.

                         Section 2. Lost Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been stolen, lost or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be stolen, lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such stolen, lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and to give the Corporation a bond, with sufficient surety, to indemnify the Corporation against any loss or claim which may arise by reason of the issuance of a new certificate.

                         Section 3. Transfers of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation shall upon request by the stockholder issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Shares of the Corporation as to which no certificate has been issued may be transferred upon the presentation by the stockholder to the transfer agent of evidence of the transfer satisfactory to the transfer agent.

                         Section 4. Record Date. The Board of Directors may fix, in advance, a date as the record date for the purpose of determining stockholders entitled to notice of, or to vote at, any meeting of stockholders, or stockholders entitled to receive payment of any dividend or the allotment of any rights, or in order to make a determination of stockholders for any other proper purpose. Such date, in any case, shall be not more than ninety (90) days, and in case of a meeting of stockholders not less than ten (10) days, prior to the date on which the particular action requiring such determination of stockholders is to be taken.

                         Section 5. Close of Transfer Books. In lieu of fixing a record date, the Board of Directors may provide that the stock transfer books shall be closed for a stated period not to exceed, in any case, twenty (20) days. If the stock transfer books are closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten (10) days immediately preceding such meeting.

                         Section 6. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Maryland.

                         Section 7. Redemption. Stockholders shall have the right to demand redemption of their shares of the Corporation, subject to compliance with such reasonable procedures for redemption, including the presentation of certificates for such shares, if any shall have been imposed, as shall from time to time be established by the Board of Directors. Redemptions shall be made at the net asset value next computed.

ARTICLE X

GENERAL PROVISIONS

                         Section 1. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in the Corporation’s own shares, subject to the provisions of the laws of Maryland and of the Articles of Incorporation.

                         Section 2. Annual Statement. The President or a Vice-President or the Treasurer shall prepare or cause to be prepared annually a full and correct statement of the affairs of the Corporation, including a balance sheet and a financial statement of operations for the preceding fiscal year, which shall be submitted at any annual meeting of stockholders and shall be filed within twenty days thereafter or, if the Corporation is not required to hold an annual meeting of stockholders, within one-hundred and twenty (120) days after the end of the fiscal year, at the principal office of the Corporation in the State of Maryland.

                         Section 3. Checks. All checks, drafts, and orders for the payment of money, notes and other evidences of indebtedness, issued in the name of the Corporation shall be signed by such officer or officers as the Board of Directors may from time to time designate.

                         Section 4. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

                         Section 5. Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Maryland.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. In the event it is inconvenient to use such a seal at any time, the words “Corporate Seal” or the word “Seal” accompanying the signature of an officer signing for and on behalf of the Corporation shall be the seal of the Corporation.

                         Section 6. Stock Ledger. The transfer agent of the Corporation shall maintain at its office an original stock ledger and, at such other of its offices as it shall deem appropriate, duplicate stock ledgers, containing the names and addresses of all stockholders and the number of shares of each class held by each stockholder. Such stock ledger may be in written form or any other form capable of being converted into written form within a reasonable time for visual inspection.

ARTICLE XI

AMENDMENTS

                         Section 1. Board of Directors Amendments. The Board of Directors shall have the power, at any regular meeting or at any special meeting if notice thereof be included in the notice of such special meeting, to alter or repeal any by-laws of the Corporation and to make new by-laws; provided, however, that the Board of Directors shall not alter or repeal any by-laws made by the stockholders, except as may be provided in such by-laws.

                         Section 2. Stockholder Amendments. The stockholders shall have the power, at any annual meeting or at any special meeting if notice thereof be included in the notice of such special meeting, to alter or repeal any by-laws of the Corporation and to make new by-laws; provided, however, that, in such case in addition to any vote of the holders of any class or series of stock of this Corporation required by law or by these By-laws, the affirmative vote of the holders of at least eighty (80%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter or repeal any provision of the by-laws of the Corporation or to make new by-laws.